UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 12, 2019

Avangrid, Inc.

(Exact name of registrant as specified in its charter)

New York	001-37660	14-1798693
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

180 Marsh Hill Road Orange, Connecticut	06477
(Address of principal executive offices)	(Zip Code)

(207) 629-1200

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	AGR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 12, 2019, upon recommendation of its Compensation, Nominating and Corporate Governance Committee, the Board of Directors (the “Board”) of Avangrid, Inc. (“AVANGRID”) elected Pedro Azagra Blázquez as a member of the Board to fill the vacancy created by Carol Folt’s resignation from the Board. Mr. Azagra Blázquez will receive an annual cash retainer of $140,000.

Mr. Azagra Blázquez, 51, has served as the Corporate Development Director of Iberdrola, S.A. (“Iberdrola”) since 2008. He previously served as Director of Strategy from 1997 to 2001 and was responsible for corporate development activities of Iberdrola from 2001 to 2008. Mr. Azagra Blázquez has served as Professor of Corporate Finance and Mergers and Acquisitions at Universidad Pontificia de Comillas, in Madrid, Spain since 1998. Before joining Iberdrola, he worked at Morgan Stanley in London and New York in the investment banking division in advisory, equity and debt transactions. He earned a business degree and a law degree from Universidad Pontificia de Comillas and an M.B.A. from the University of Chicago. Mr. Azagra Blázquez previously served as a member of the Board from January 2014 until June 2019 and serves as a member of the board of directors and audit committee of Neoenergia, S.A., a subsidiary of Iberdrola, and as a member of the board of directors and appointments and remuneration committee of Siemens Gamesa Renewable Energy, S.A.

Mr. Azagra Blázquez currently serves as the Corporate Development Director of Iberdrola, which directly holds 81.5% of the outstanding shares of AVANGRID common stock. As AVANGRID’s controlling shareholder, Iberdrola exercises significant influence over AVANGRID, including the composition of the Board and any action requiring the approval of AVANGRID’s shareholders. AVANGRID and Iberdrola are parties to a shareholder agreement entered into on December 16, 2015, in connection with the completion of the acquisition of UIL Holdings Corporation pursuant to a merger agreement (the “Shareholder Agreement”). The Shareholder Agreement sets forth certain governance arrangements and contains various provisions relating to, among other things, representation on the Board, minority protections that limit the disposal or transfer of shares of the AVANGRID by Iberdrola, registration rights, preemptive rights and protections for us relating to affiliate transactions, competitive business opportunities, and certain information and access rights. In addition, AVANGRID has entered into certain transactions with Iberdrola that relate predominantly to pass-through charges of corporate service and expenses related to the employment of personnel from Iberdrola or its affiliates by AVANGRID. These corporate services are entered into on an arm’s length basis and are aimed at maximizing our operating efficiency in an efficient and flexible service model. The corporate services are provided at market quality, and subject to audit and dispute resolution procedures. Mr. Azagra Blázquez has no direct or indirect interest in any transaction or proposed transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. There is no arrangement or understanding between Mr. Azagra Blázquez and any other person pursuant to which he was selected as a director. Mr. Azagra Blázquez has not been appointed to any committees of the Board.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVANGRID, INC.

By:	/s/ R. Scott Mahoney
Name:	R. Scott Mahoney
Title:	Senior Vice President – General Counsel and Corporate Secretary

Dated: December 17, 2019

3